Exhibit 10.1
AMENDMENT NO. 3 AND WAIVER
     This Amendment No. 3 and Waiver dated as of June 16, 2006 (the “Agreement”) is among Stone Energy Corporation, a Delaware corporation (“Borrower”), the banks party to the Credit Agreement described below (“Banks”) and Bank of America, N.A., as Agent for the Banks (“Agent”).
INTRODUCTION
     A. The Borrower, the Banks, and the Agent have entered into the Credit Agreement dated as of April 30, 2004, as amended by Amendment No. 1 dated as of December 14, 2004 and Amendment No. 2 dated as of March 28, 2006 (as so amended, the “Credit Agreement”).
     B. Borrower has requested that the Banks (i) amend the Credit Agreement to permit the issuance of up to $250,000,000 of unsecured senior notes (the “Senior Notes”) by the Borrower, (ii) on the terms set forth herein, redetermine the Borrowing Base in connection with the Borrower’s issuance of the Senior Notes and its potential acquisition of an incremental 66.7% working interest in the Mississippi Canyon 109 field and an incremental 8.3% working interest in the Mississippi Canyon 108 field, for a purchase price not to exceed $190.5 million from BP Exploration & Production Inc. (the “Acquisition”) pursuant to a Purchase and Sale Agreement for Preferential Right Holder (the “Purchase Agreement”), and (iii) waive any notice required in connection with a prepayment of Advances to correct a Borrowing Base deficiency caused by the Borrowing Base redetermination set forth in Section 3(a) below.
     THEREFORE, in fulfillment of the foregoing, Borrower, Agent, and the Banks hereby agree as follows:
     Section 1. Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
     Section 2. Amendment. Effective as of the date specified in Section 7 of this Agreement, the Credit Agreement is amended as follows:
     (a) Section 1.1 of the Credit Agreement is hereby amended to insert the following definitions therein, in alphabetical order:
     “2006 Indenture” means the Indenture dated as of June, 2006 between the Borrower and JPMorgan Chase Bank, N.A., as Trustee, relating to the issuance of up to $250 million of floating-rate unsecured senior notes due 2010.
     “Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of June 16, 2006.

     (b) Section 2.2(e) of the Credit Agreement is hereby amended to delete clause (ii) of such Section.
     (c) Section 2.4(d) of the Credit Agreement is hereby amended to read in its entirety as follows:
     (d) Asset Sales. If, after giving effect to the sale, transfer or other disposition of any of the Borrower’s or any of its Subsidiaries’ Oil and Gas Properties, the aggregate outstanding amount of Advances plus the Letter of Credit Exposure exceeds the Borrowing Base, the Borrower shall repay the Advances by an amount equal to such Borrowing Base deficiency, upon receipt of the proceeds of such sale, transfer, or other disposition, whether at closing of such sale, transfer, or other disposition or thereafter. Each prepayment pursuant to this Section 2.4(d) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.11 as a result of such prepayment being made on such date.
     (d) Section 6.2 of the Credit Agreement is hereby amended to delete clause (f) thereof and replace it with the following new clause (f):
     (f) up to $250 million of unsecured indebtedness related to the issuance of senior notes pursuant to the 2006 Indenture; provided that (i) such notes are due no earlier than June 1, 2010 (other than by reason of an unscheduled mandatory prepayment in connection with a Merger (as defined in the 2006 Indenture), a Change of Control (as defined in the 2006 Indenture), or the receipt and failure to reinvest proceeds of an Asset Sale (as defined in the 2006 Indenture), provided that the terms of the 2006 Indenture that require a mandatory prepayment with unreinvested proceeds of an Asset Sale shall not be more restrictive in any material respect than those contained in the 2001 Indenture or the 2004 Indenture)); (ii) the initial rate of interest applicable to such indebtedness shall not be higher than 10% per annum; and (iii) the terms of the 2006 Indenture are no more restrictive in any material respect (in the opinion of the Administrative Agent) on the Borrower than those of the 2001 Indenture and the 2004 Indenture, as in effect on the date of Amendment No. 1;
     (e) Section 6.3 of the Credit Agreement is hereby amended by replacing the parenthetical in line two with the following parenthetical: “(other than a Credit Document, the 2001 Indenture, the 2004 Indenture, and the 2006 Indenture)”.
     (f) Section 6.3 of the Credit Agreement is further amended by adding the following proviso to the end of such Section:
; provided that the 2001 Indenture, the 2004 Indenture, and the 2006 Indenture shall not limit the creation or existence of any Lien securing the Obligations or contain limitations on Restricted Payments made by any Subsidiary to the Borrower or any other Subsidiary that are more restrictive than the limitations in Section 6.5 of this Agreement.

     Section 3. Borrowing Base Redetermination. In accordance with Section 2.2 of the Credit Agreement, the Banks hereby redetermine the Borrowing Base under the Credit Agreement as follows:
     (a) if the Senior Notes are issued prior to the consummation of the Acquisition, then the Borrowing Base shall be $250,000,000, effective upon the issuance of the Senior Notes, and if, upon such redetermination, the aggregate outstanding amount of Advances plus the Letter of Credit Exposure exceeds the redetermined Borrowing Base, the Borrower shall, on the date of such redetermination, make a prepayment of Advances in the amount of such excess; and
     (b) after the issuance of the Senior Notes and the consummation of the Acquisition, the Borrowing Base shall be $325,000,000, effective upon the later to occur of the issuance of the Senior Notes and the consummation of the Acquisition.
     Section 4. Waiver. Notwithstanding any provisions in the Credit Agreement and the other Credit Documents to the contrary, the Banks hereby waive any notice required in connection with a prepayment to correct a Borrowing Base deficiency caused by the redetermination described in Section 3(a) above. This waiver is limited to the extent described herein and shall not be construed to be a waiver of any other default or condition under or action prohibited by the Credit Agreement. The Agent and the Banks reserve the right to exercise any rights and remedies available to them in connection with any future defaults or unmet conditions precedent under the Credit Agreement or any other provision of any Credit Document.
     Section 5. Reaffirmation of Liens.
     (a) The Borrower (i) is party to certain Security Documents securing and supporting the Borrower’s obligations under the Credit Documents, (ii) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Borrower’s obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an Acceptable Security Interest in the Collateral to secure the Borrower’s obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified.
     (b) The delivery of this Agreement does not indicate or establish a requirement that any Guaranty or Security Document requires the Borrower’s or any Guarantor’s approval of amendments to the Credit Agreement.
     Section 6. Representations and Warranties. The Borrower represents and warrants to the Agent and the Banks that:

     (a) as of the date of the most recently delivered engineering report, the Mortgaged Property Value was equal to or exceeded 80% of the Oil and Gas Property Value as set forth in such engineering report;
     (b) after giving effect to the Acquisition, the Mortgaged Property Value is equal to or exceeds 80% of the Oil and Gas Property Value, calculated immediately after the consummation of the Acquisition rather than as of the date of the most recent engineering report;
     (c) the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement;
     (d) (i) the execution, delivery, and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and
     (e) as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.
     Section 7. Effectiveness. This Agreement shall become effective as of the date hereof, and the Credit Agreement shall be amended as provided herein, upon the occurrence of all of the following: (a) the Majority Banks’ and the Borrower’s duly and validly executing originals of this Agreement and delivery thereof to the Agent, (b) the representations and warranties in this Agreement being true and correct in all material respects before and after giving effect to this Agreement, and (c) the Borrower shall have paid all costs, expenses, and fees which have been invoiced and are payable pursuant to Section 9.4 of the Credit Agreement or any other written agreement.
     Section 8. Post-Closing Covenants.
     (a) Promptly after the issuance of the Senior Notes, the Borrower shall deliver to the Agent a certified copy of the executed 2006 Indenture, together with all exhibits and schedules thereto.
     (b) Promptly after the signing of the final Purchase Agreement, the Borrower shall deliver to the Agent a certified copy of the executed Purchase Agreement, together with all exhibits and schedules thereto. If the Purchase Agreement is amended prior to the consummation of the Acquisition, the Borrower shall deliver to the Agent a certified copy of each such executed amendment, promptly after the signing of such Amendment.
     Section 9. Effect on Credit Documents. Except as amended herein, the Credit Agreement and the Credit Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Agent’s or Banks’ rights under the Credit Documents, as amended. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Credit Documents.

     Section 10. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.
     Section 11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.
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     THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     EXECUTED as of the date first set forth above.

BORROWER: STONE ENERGY CORPORATION
By:	/s/ David H. Welch
	Name:	David H. Welch
	Title:	President and Chief Executive Officer

By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 3

AGENT: BANK OF AMERICA, N.A., as administrative agent
By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Senior Vice President

BANKS: BANK OF AMERICA, N.A.
By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Senior Vice President

Signature Page to Amendment No. 3

JPMORGAN CHASE BANK, N.A.
By:	/s/Jo Linda Papadakis
	Name:	Jo Linda Papadakis
	Title:	Vice President

Signature Page to Amendment No. 3

HARRIS NESBITT FINANCING, INC.
By:	/s/ Mary Lou Allen
	Name:	Mary Lou Allen
	Title:	Vice President

Signature Page to Amendment No. 3

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Justin M. Alexander
	Name:	Justin M. Alexander
	Title:	Vice President

Signature Page to Amendment No. 3

BNP PARIBAS
By:	/s/ Douglas H. Liftman
	Name:	Douglas H. Liftman
	Title:	Managing Director

By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Vice President

Signature Page to Amendment No. 3

THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ Douglas A. Whiddon
	Name:	Douglas A. Whiddon
	Title:	Senior Vice President

Signature Page to Amendment No. 3

WHITNEY NATIONAL BANK
By:	/s/ Trudy W. Nelson
	Name:	Trudy W. Nelson
	Title:	Vice President

Signature Page to Amendment No. 3

COMERICA BANK
By:	/s/ Huma Vadgama
	Name:	Huma Vadgama
	Title:	Vice President

Signature Page to Amendment No. 3

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

Signature Page to Amendment No. 3

HIBERNIA NATIONAL BANK
By:	/s/ David R. Reid
	Name:	David R. Reid
	Title:	Senior Vice President

Signature Page to Amendment No. 3

NATEXIS BANQUES POPULAIRES
By:	/s/ Timothy L. Polvado
	Name:	Timothy L. Polvado
	Title:	Vice President & Group Manager

By:	/s/ Daniel Payer
	Name:	Daniel Payer
	Title:	Vice President

Signature Page to Amendment No. 3